EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation, and Manulife Investment Management (US) LLC agree that the Schedule 13G (Amendment No.2) to which this Agreement is attached, relating to the Common Stock of Eagle Montana Bancorp. is filed on behalf of each of them.

Manulife Financial Corporation
October 22, 2025
Date
/s/ Graham Miller
Signature
Graham Miller / Agent*
Name / Title
Manulife Investment Management (US) LLC
October 23, 2025
Date
/s/ Paul M. Donahue
Signature
Paul Donahue / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F-NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.